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CONVERSION AGREEMENT



May 13, 1996



World Trust
IDS Tower 10
Minneapolis, Minnesota  55440

Dear Trustees:

The World Trust (the "Trust") proposes to issue and sell in private placements, units of beneficial interest (the "Units") in certain series of Units (each a "Portfolio" and together, the "Portfolios") pursuant to a registration statement on Form N-1A filed with the Securities and Exchange Commission. The Trust currently consists of two Portfolios as follows:

                    World Income Portfolio
                    World Growth Portfolio

IDS Global Bond Fund (the "Fund") hereby offers to invest all of its assets in World Income Portfolio in exchange for Units equal in value to the value of the Fund's assets.

The Fund represents and warrants to the Trust that the Units are being acquired for investment and not with a view to the resale or further distribution thereof.

Please confirm that the foregoing correctly sets forth the agreement with the Trust.

Sincerely,

IDS GLOBAL SERIES, INC.
     IDS Global Bond Fund



By__________________________________________
          Leslie L. Ogg
          Vice President and General Counsel

Confirmed, as of the date first above mentioned.

WORLD TRUST



By______________________________________________
          Leslie L. Ogg
          Vice President and General Counsel